        Exhibit 10.37

1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

FROM:	Citibank Europe plc (the "Issuing Bank")

TO:	XL Insurance (Bermuda) Ltd (the “Applicant”)

DATE:	30 December 2014

FACILITY & FEE LETTER

Dear Sir/Madam,

We refer to the Facility & Fee Letter dated 11th November, 2009 and amended on 23rd August, 2011 between the Issuing Bank and the Applicant regarding an uncommitted letter of credit facility, as amended, varied, supplemented, novated or assigned as the case may be (the “Facility & Fee Letter”).

1.
The Issuing Bank and the Applicant agree that as effective from the date of this letter the uncommitted letter of credit issuance facility amount of $750,000,000.00 referred to in the Facility & Fee Letter shall be amended to read $600,000,000.

2.
Except as expressly amended by this letter, the Facility & Fee Letter remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Facility & Fee Letter, the terms of this letter shall prevail.

3.
Capitalised terms not defined herein shall have the meaning ascribed thereto in the Facility & Fee Letter (including where such terms are defined in the Facility & Fee Letter by reference to the Master Agreement), as applicable.

4.	Paragraphs 10 and 11 of the Facility & Fee Letter shall apply to this letter as if set out in full.

5.	Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

6.	This letter shall be governed by English law.
Please confirm your agreement to the above by countersigning the attached copy of this letter and returning the same to us.

Citibank Europe plc

Directors: Aidan M Brady, Breffni Byrne, Jim Farrell, Bo J. Hammerich (Sweden), Mary Lambkin, Marc Luet (France), Rajesh Mehta (India),
Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Zdenek Turek (Czech Republic), Francesco Vanni d’Archirafi (Italy), Tony Woods.

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Central Bank of Ireland

For and on behalf of Citibank Europe plc
..../s/ Niall Tuckey................. Name: __ Niall Tuckey ____ Title: _Director_____

We agree to the terms set out in this letter.

For and on behalf of XL Insurance (Bermuda) Ltd
..../s/ C. Stanley Lee.................................................. Name: __C. Stanley Lee_____ Title: SVP, Chief Financial Officer

Citibank Europe plc

Directors: Aidan M Brady, Breffni Byrne, Jim Farrell, Bo J. Hammerich (Sweden), Mary Lambkin, Marc Luet (France), Rajesh Mehta (India),
Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Zdenek Turek (Czech Republic), Francesco Vanni d’Archirafi (Italy), Tony Woods.

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Central Bank of Ireland